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                        CABLEVISION SYSTEMS CORPORATION
                                 COMMON STOCK
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE SPECIAL MEETING OF STOCKHOLDERS - FEBRUARY 16, 1998


          The undersigned hereby appoints William J. Bell, Robert S. Lemle, James L. Dolan, Marc A. Lustgarten and Andrew B. Rosengard, and each of them, proxies, with full power of substitution, to vote, as indicated on the reverse side of all the shares of Common Stock of Cablevision Systems Corporation, held of record by the undersigned on January 6, 1998, at the Special Meeting of Shareholders to be held at Cablevision Systems Corporation headquarters, One Media Crossways, Woodbury, New York 11797, on February 16, 1998, at 10:00 a.m., Eastern Standard Time, or any adjournment or postponement thereof.

      [CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE.]

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This proxy when properly executed will be voted in the manner directed herein by the shareholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2 AND
ITEM 3.

The Board of Directors Recommends a Vote FOR Item 1, Item 2 and Item 3.


Item 1. Approval and adoption of the Amended and Restated         FOR   AGAINST  ABSTAIN
        Contribution and Merger Agreement (the "Contribution      /  /   /  /     /  /
        and Merger Agreement") dated as of June 6, 1997 by
        and among Cablevision Systems Corporation
        ("Cablevision"), TCI Communications, Inc., CSC Parent
        Corporation ("Parent") and CSC Merger Sub and the
        transactions contemplated thereby, as fully described
        in the  Proxy Statement/Prospectus relating thereto.
        A vote FOR this Item 1 proposal will be deemed to be
        a vote FOR the approval of the issuance of 12,235,543
        shares of Parent Class A Common Stock in the Issuance
        (as described and defined in the Proxy
        Statement/Prospectus relating thereto) and also a
        vote FOR the approval of the proposals described in
        the following Items 2 and 3 with respect to the stock
        options, conjunctive rights, bonus award shares and
        incentive awards of Cablevision to be assumed by
        Parent in the transactions contemplated by, and
        pursuant to, the Contribution and Merger Agreement
        (as fully described in the Proxy Statement/Prospectus
        relating thereto).


Item 2. Approval and adoption of the Parent Employee Stock        FOR   AGAINST  ABSTAIN
        Plan, as fully described in the Proxy                     /  /   /  /     /  /
        Statement/Prospectus relating thereto.


Item 3. Approval and adoption of the Parent Long-Term             FOR   AGAINST  ABSTAIN
        Incentive Plan, as fully described in the Proxy           /  /   /  /     /  /
        Statement/Prospectus relating thereto.


In their discretion, the Proxies are authorized to vote upon such matters that are properly presented for action at the Special Meeting

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE

Sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

Receipt of the Notice of Special Meeting of Shareholders and the related Joint Proxy Statement/Prospectus is acknowledged.


(Signature) ______________________________

(Signature if held jointly) ______________________________

(Title or Authority) ___________________________

Dated: __________, 1998